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                                                                    EXHIBIT 99.4

                       FORD MOTOR COMPANY CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
             9% TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
         (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED
        TO THE EXTENT SET FORTH IN THE PROSPECTUS BY FORD MOTOR COMPANY)

          FOR UP TO 44,600,000 OUTSTANDING SERIES B DEPOSITARY SHARES (CUSIP 345 370 407), EACH REPRESENTING 1/2,000 OF A SHARE OF
                      SERIES B CUMULATIVE PREFERRED STOCK

                                       OF

                               FORD MOTOR COMPANY


                                                                November 3, 1995


To Our Clients:


     Enclosed for your consideration are the Prospectus dated November 3, 1995 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Ford Motor Company Capital Trust I, a Delaware statutory business trust (the "Trust"), to exchange its 9% Trust Originated Preferred SecuritiesSM ("TOPrSSM") (the "Preferred Securities") for up to 44,600,000 outstanding Series B Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a Share of Series B Cumulative Preferred Stock of Ford Motor Company, a Delaware corporation ("Ford"), that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, Ford will deposit in the Trust as trust assets its 9% Junior Subordinated Debentures due 2025 as set forth in the Prospectus.


     Pursuant to the Offer, exchanges will be made on the basis of one (1) Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. Depositary Shares not accepted for exchange because of proration will be returned.

     The Trust will accept for exchange up to 44,600,000 Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Prospectus. We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

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SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of
Merrill Lynch & Co.
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     We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders", any Soliciting Dealer who solicited your tender of Depositary Shares.

     Your attention is invited to the following:


          1. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on December 8, 1995, unless the Offer is extended.


          2. Consummation of the Offer is conditioned on, among other things,
     (i) receipt of at least 12,000,000 validly tendered Depositary Shares (which condition may be waived by the Trust) and (ii) tenders by a sufficient number of holders of Depositary Shares such that there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition") (which condition may not be waived).

          3. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above and in "The Offer -- Conditions to the Offer" in the Prospectus, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer, and retain all Depositary Shares tendered pursuant to such Offer until the Expiration Date, subject, however, to all withdrawal rights of holders; see "The Offer -- Withdrawal of Tenders" in the Prospectus, (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the amount of Depositary Shares sought for exchange or an increase or decrease in the consideration offered to holders of Depositary Shares, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

          4. Any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer will be paid by Ford, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Please note that a Question and Answer pamphlet regarding the Preferred Securities is enclosed for your information.

     If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     As described in the Prospectus, if fewer than all Depositary Shares validly tendered prior to the Expiration Date are to be accepted by the Trust, the Trust will accept Depositary Shares from each tendering holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

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     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON
BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., DEAN WITTER REYNOLDS INC., A.G. EDWARDS & SONS, INC., GOLDMAN, SACHS & CO., LEHMAN BROTHERS, PAINEWEBBER INCORPORATED AND SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated November 3, 1995 and the related Letter of Transmittal in connection with the Offer by the Trust to exchange its Preferred Securities for up to 44,600,000 Depositary Shares of Ford that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. Depositary Shares not accepted for exchange because of proration will be returned.


     This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

/ / By checking this box, all Depositary Shares held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, we have checked the box below and indicated the aggregate number of Depositary Shares to be tendered by you.

/ /        shares*
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* Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be tendered.

                                [SEE OTHER SIDE]

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   Please designate in the box below any Soliciting Dealer who solicited your tender.

--------------------------------------------------------------------------------

                               SOLICITED TENDERS
    The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

                 Name of Firm:
                              ---------------------------------
                                       (PLEASE PRINT)

                 Name of Individual Broker
                 or Financial Consultant:
                                         ---------------------------------------

                 Identification Number (if known):
                                         ---------------------------------------

                 Address:
                         --------------------------------------

                 ----------------------------------------------
                               (INCLUDE ZIP CODE)

                                   SIGN HERE

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                  SIGNATURE(S)                            PLEASE PRINT NAME(S) AND
   Dated                                                     ADDRESS(ES) HERE
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